UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 30, 2017, Mr. Tyrone Brown resigned as a member of the Board of Directors of the Company (the “Board”), effective April 1, 2017.

Appointment of Director

On March 30, 2017, the Board, based upon the recommendation of its Nominating and Governance Committee, appointed Mr. H. Van Sinclair to be a director of the Company, effective April 1, 2017, to fill the vacancy created by the resignation of Mr. Brown. Mr. Sinclair was also subsequently appointed to the Compensation Committee. The Board determined that Mr. Sinclair is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

In connection with the appointment of Mr. Sinclair to the Board, the Company will enter into an Indemnity Agreement with him in the form previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2012 and incorporated herein by reference. His compensation for service as a Board member will be consistent with the compensation disclosed under the heading “Director Compensation” in the Company’s 2016 annual report on Form 10-K filed with the SEC on March 23, 2017 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	April 5, 2017	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

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